Exhibit 6.11

LOAN PURCHASE AGREEMENT

by

Groundfloor Finance, Inc.

Seller

and

Harvest Residential Loan Acquisition, LLC

Purchaser

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SCHEDULES AND EXHIBITS

EXHIBIT “A”	Form of Confirmation
EXHIBIT “B”	Contents of Loan Files
EXHIBIT “C”	Form of Assignment of Security Instrument
EXHIBIT “D”	Form of Allonge
EXHIBIT “E”	Non-Owner Occupancy Certificate

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LOAN PURCHASE AGREEMENT

This LOAN PURCHASE AGREEMENT (this “Agreement”) is entered into as of [_________ ___, 20___] by and between Groundfloor Finance Inc., a Georgia corporation (“Seller”), having an address of 75 5th St., Suite 2170, Atlanta, GA 30308, and HARVEST RESIDENTIAL LOAN ACQUISITION, LLC, a Delaware limited liability company (“Purchaser”), having an office at 777 Third Avenue, Suite 19B, New York, NY 10017.

Seller desires to sell and Purchaser desires to purchase from Seller, on terms and conditions described herein, certain loans (each, a “Loan”; collectively, the “Loans”), each secured by a mortgage, deed of trust, deed to secure debt, security instrument, or any other security agreement and instrument from the borrower under the applicable Loan (“Borrower”) to, or for the benefit of, Seller, which constitutes a lien (each, a “Security Instrument”; collectively, the “Security Instruments”) on improved real property, which has been, or is being, renovated for resale (each, the “Property”), securing among other things payment by a Borrower of a promissory note from the applicable Borrower in favor of Seller (each, a “Note”; collectively, the “Notes”).

The Loans shall be sold to Purchaser as whole loans with no retained rights of Seller and shall be delivered to Purchaser on various dates as provided in the related Confirmation (each, a “Closing Date”). “Confirmation” means, with respect to each Loan, the trade confirmation between the Purchaser and the Seller (including any exhibits, schedules and attachments), setting forth the terms and conditions of such transaction and describing the Loan(s) to be purchased by the Purchaser pursuant to this Agreement, substantially in the form of Exhibit “A” attached hereto. If any conflict arises between the terms of this Agreement and of a related Confirmation, the terms of the related Confirmation shall prevail.

Seller and Purchaser, in consideration of the premises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

SECTION 1.          Agreement to Purchase. On the related Closing Date, Seller agrees to sell, and Purchaser agrees to purchase, on the terms and conditions stated herein and in the related Confirmation, certain Loans (and the servicing rights thereto) having an aggregate principal balance as set forth in the related Confirmation (the “Closing Date Principal Balance”), or in such other amount as agreed by Purchaser and Seller in writing. This Agreement is not a commitment by Purchaser to enter into Confirmations with or to purchase Loans from Seller but rather sets forth the procedures to be used in connection with periodic requests for Purchaser to enter into Confirmations with and purchase Loans from Seller. Seller hereby acknowledges that Purchaser is under no obligation to agree to enter into any Confirmation or to agree to purchase any Loans pursuant to this Agreement.

SECTION 2.           Loan Schedule. Seller and Purchaser hereby agree that the Loans to be purchased under this Agreement on the related Closing Date shall be the Loans identified in the Loan Schedule (the “Loan Schedule”) contained in the related Confirmation.

SECTION 3.           Purchase Price; Payments; Delivery of Loan Files.

3.1	On the related Closing Date, unless otherwise set forth in the related Confirmation, the purchase price (the “Purchase Price”) shall be an amount equal to the sum of (a) the product of (i) the percentage set forth in the related Confirmation (the “Purchase Price Percentage”) and (ii) the Closing Date Principal Balance, (b) accrued and unpaid interest on the Loans from the last date through which interest has been paid by the obligor on the related Note (the “Borrower”) through the day prior to the Closing Date and (c) any additional fees agreed to by Purchaser and Seller as set forth in the related Confirmation.

3.2	Purchaser shall be entitled to all payments of principal and interest and all other funds or recoveries on the Loans received or receivable by Seller and/or Purchaser on and after the related Closing Date (regardless of when due). Seller will hold all such amounts received by Seller in trust for Purchaser’s sole and exclusive benefit and will transfer all such amounts received by Seller to Purchaser within 10 Business Days after receipt thereof. For purposes hereof, “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law to remain closed. Principal prepayments received by the Seller on or before the Closing Date shall belong to Seller, only to the extent that such principal prepayment was not included in the amount set forth in the Loan Schedule as the Closing Date Principal Balance.

3.3	Purchaser shall be under no obligation to review the contents of any Loan File (as defined in Exhibit “B”) or to verify the terms and conditions or any other matters with respect to any of the Loans which are the subject of this Agreement and may rely solely on the representations and warranties of Seller herein.

3.4	On or before the Closing Date, Seller shall deliver the Loan File (as defined in Exhibit “B”) to Purchaser, and the ownership of each Loan, including the Note, the Security Instrument together with all of Seller’s right, title and interest in and to any and all other documents related to the Loan, whether or not listed on Exhibit “B” hereto, shall be vested in Purchaser, and the ownership of all other records and documents with respect to the Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser. Seller shall deliver to Purchaser any documents respecting the Loans that come into Seller’s possession with respect to the Loans following the sale of the Loans to Purchaser immediately and in any event within 5 Business Days after receipt, which documents shall be held in trust for Purchaser.

3.5	Within 10 Business Days following the related Closing Date, the Seller shall register, or shall cause to be registered, with the loan and servicing registration system selected by Purchaser, an assignment to the Purchaser (or its designee) of each Loan registered on the system of electronically recorded transfers of loans maintained by such system and for which such system is listed as the recorded lender or beneficiary on the related Security Instrument or assignment thereof.

SECTION 4.          Closing. Purchase and sale of the Loans on the related Loan Schedule shall close on the related Closing Date. Purchaser’s obligation to purchase and Seller’s obligation to sell the Loans shall be subject to each of the following conditions:

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4.1	With respect to the Purchaser’s obligations to close: (a) all representations and warranties by Seller under this Agreement shall be true and correct in all material respects as of the related Closing Date; (b) Seller (or the title company handling the closing of the purchase of such Loan) shall have received fully executed copies of the related Confirmation and the related Assignment of Security Instrument (as defined on Exhibit “B” attached hereto); (c) Seller shall have delivered to Purchaser (or the title company handling the closing of the purchase of such Loan) all documents and other assets required to be delivered on or before the Closing Date pursuant to Section 3.4 of this Agreement; and (d) all other terms and conditions of this Agreement to be performed by Seller by the Closing Date shall have been performed and complied with in all material respects (the “Seller’s Obligations”).

4.2	With respect to the Seller’s obligations to close: (a) all representations and warranties by Purchaser under this Agreement shall be true and correct in all material respects as of the related Closing Date; (b) the parties (or the title company handling the closing of the purchase of such Loan) shall have received fully executed copies of the related Confirmation and the related Assignment of Security Instrument; (c) all other terms and conditions of this Agreement to be performed by Purchaser by the related Closing Date shall have been performed and complied with in all material respects; and (d) subject to the satisfaction (or written waiver) of the Seller’s Obligations, Purchaser shall pay to Seller (or the title company handling the closing of the purchase of such Loan) on the related Closing Date the Purchase Price as determined pursuant to Section 3.1 of this Agreement, by wire transfer of immediately available funds to the account designated in writing by Seller. Seller shall advise Purchaser in writing at least three Business Days prior to the related Closing Date of the account to which such funds are to be wired.

SECTION 5.          Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the date of this Agreement, and shall be deemed to restate as of the related Closing Date, the following:

5.1	It is duly organized, validly existing and in good standing under the laws of the state of its formation and has the full power and authority to hold and service each Loan (as identified on the Loan Schedule), to sell each such Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

5.2	Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will result in:

(a)	the breach of any material term or provision of its organizational documents;

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(b)	conflict with or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject; or

(c)	the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

5.3	There is no action, suit, proceeding or investigation active or, to the best of its knowledge, pending or threatened against it which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with its obligations contemplated herein;

5.4	No other consent, approval, authorization or order of any court or government agency or body or other party is required for the execution, delivery and performance by it of this Agreement or compliance with each of the material terms and conditions of this Agreement, including, without limitation, the sale of the Loans or the consummation of the transactions contemplated by this Agreement, except for consents, approvals authorizations and orders which have been obtained;

5.5	It is the sole legal, beneficial and equitable owner of the Notes and the Security Instruments and has full right to transfer and sell the Loans to the Purchaser.

5.6	The Loans are free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest; and

5.7	It has not engaged a broker or anyone else who might be entitled to a brokerage fee or commission in connection with the transactions contemplated herein.

5.8	The Loan File for such Loan being closed contains all the documents listed on Exhibit “B”, and such documents are complete, true and correct in all material respects.

SECTION 6.          Covenants of Seller. Seller further hereby covenants and agrees with Purchaser as follows:

6.1	Seller shall inform Purchaser of any material events or correspondence with respect to any Loan and the related Note, Security Instrument, Borrower and Property, first occurring after the date of this Agreement and on or prior to the Closing Date;

6.2	Seller shall not modify or amend any Loan or the related Note and Security Instrument or waive any terms thereof orally or in writing without Purchaser’s prior written consent;

6.3	Seller shall not release any Borrower or the related Property from the lien of the related Note or Security Instrument or the related loan documents;

6.4	Seller shall provide Purchaser with copies of all notices received by Seller with respect to any Loan from and after the date of this Agreement through the Closing Date, including any notices or information transmitted to Seller after the Closing Date; and

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6.5	Seller shall service or cause to be serviced each Loan prior to the Closing Date in the ordinary course of business and in accordance with applicable law and the provisions of the related Note and Security Instrument, and if applicable the servicing standards set forth in any servicing agreement between the parties hereto.

6.6	Upon the reasonable request of Purchaser, and without payment of further consideration to Seller, Seller shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents, instruments, assignments, transfers, conveyances and assurances as may be reasonably required in order to better assign, transfer, grant, convey and confirm to Purchaser, each Loan sold by Seller as provided for herein.

6.7	Seller shall cooperate with Purchaser in having all property, liability, and other insurance policies amended or appropriate certificates issued by the existing insurer of the Property to reflect Purchaser as lender, loss payee and/or additional insured in lieu of Seller effective as of the Closing Date. In the event Seller receives any notice or other communication with respect to any insurance policy following the Closing Date, Seller should promptly forward same to Purchaser.

6.8	Seller shall cooperate with Purchaser and its loan servicer in connection with (i) the transfer of the Loan from Seller’s loan servicer to Purchaser’s loan servicer, (ii) the provision of notices from Seller’s loan servicer to the borrower of each such Loan regarding the (A) transfer of the Loan from Seller to Purchaser and (B) the change of loan servicer, if any, and (iii) all other reasonably necessary related actions in connection therewith.

SECTION 7.           Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the date of this Agreement, and shall be deemed to restate as of the related Closing Date, the following:

7.1	It is duly organized, validly existing and in good standing under the laws of the state of its formation and has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

7.2	Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will result in:

(a)	the breach of any material term or provision of its organizational documents;

(b)	conflict with or result in the acceleration of any obligation under, any material agreement or other instrument to which it is subject; or

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(c)	the violation of any law, rule, regulation, order, judgment or decree to which it is subject;

which breach, conflict, acceleration or violation would have a material adverse effect on its ability to perform its obligations under this Agreement; and

7.3	There is no action, suit, proceeding or investigation that is active or, to its knowledge, pending or threatened against it which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with its obligations contemplated herein.

SECTION 8.          Representations and Warranties as to Individual Loans. As further material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the date of this Agreement, and shall be deemed to restate as of the related Closing Date, the following:

8.1	Loans as Described. The information set forth in the related Loan Schedule is true and correct;

8.2	No Outstanding Charges. All taxes and insurance premiums which previously became due and owing have been paid. To the reasonable knowledge of Seller all governmental assessments, water, sewer and municipal charges, which previously became due and owing have been paid;

8.3	No Defenses. The Loan is not subject in any manner to any right or claim of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Security Instrument, or the exercise of any right thereunder, render either the Note or the Security Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

8.4	No Satisfaction of Security Instrument. The Security Instrument has not been satisfied, released, canceled, subordinated or rescinded, in whole or in part, and the Property has not been released from the lien of the Security Instrument, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission;

8.5	Validity of Security Instrument Documents. The Note and the Security Instrument and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note and the Security Instrument had legal capacity to enter into the Loan and to execute and deliver the Note and the Security Instrument, and the Note and the Security Instrument have been duly and properly executed by such parties;

8.6	Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Loan have been complied with, and the Seller shall maintain in its possession for seven years after Purchaser’s purchase of such Loan, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

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8.7	Valid First Lien. Each Loan is secured by a Security Instrument that is a valid, subsisting and enforceable first lien on the Property, including all buildings on the Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, and the Seller has full right to sell and assign the same to the Purchaser;

8.8	Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Security Instrument were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Note or Security Instrument;

8.9	Ownership. The Seller is the sole owner of record and holder of the Loan and the related Note and the Security Instrument (nor any portion thereof) have not been assigned or pledged in any way, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Loan to the Purchaser. The Seller is transferring the Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Loan;

8.10	Origination/Doing Business. The Loan was originated by a company or similar entity, which is duly licensed by a federal or state authority to make such loan originations in the State in which each Property is located. All parties which have had any interest in the Loan (A) are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (B) are (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations or national banks having principal offices in such state, or (iv) not doing business in such state;

8.11	Title Insurance. The Property securing the Loan is covered by an American Land Title Association (ALTA) lender’s title insurance policy or other generally acceptable form of policy of insurance or other evidence of title such as an attorney’s opinion of title, in each case acceptable to Purchaser and issued by a title insurer reasonably acceptable to Purchaser and qualified to do business in the jurisdiction where the Property is located, insuring the Seller, its successors and assigns (Purchaser shall have received evidence satisfactory to Purchaser that such policy will cover Purchaser after the purchase of such Loan) or, as to the first priority lien (unless otherwise agreed to in writing by Purchaser) of the Security Instrument in the original principal amount of the Loan and have such endorsements thereto as required by Purchaser, including, without limitation, any endorsement necessary for the policy to properly insure Purchaser in a manner satisfactory to Purchaser (the “Title Insurance Policy”). The Seller is the sole insured of the Title Insurance Policy, and such lender’s Title Insurance Policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s Title Insurance Policy, and no prior holder of the Security Instrument, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s Title Insurance Policy;

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8.12	No Mechanics’ Liens; No Work. To the reasonable knowledge of the Seller, there are no mechanics’ liens or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Security Instrument which are not insured against by the Title Insurance Policy, and there has been no commencement of work of any nature on, or delivery of materials to, the related Property.

If the Loan is a refinance and work has commenced, the Seller represents and warrants there are no mechanics’ liens or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Security Instrument which are not insured against by the Title Insurance Policy, and Seller has obtained lien releases through the date of the sale of the Loan in the form and substance as required in the applicable jurisdiction from all parties who have provided any work or could have any claims related to the related Property.

8.13	Customary Provisions. The Security Instrument contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security provided thereby, including, (a) in the case of a Security Instrument designated as a deed of trust, by trustee’s sale or non-judicial foreclosure, and (b) otherwise by judicial foreclosure;

8.14	No Additional Collateral. The Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Security Instrument and the security interest of any applicable security agreement or chattel agreement or pledge referred to in this Section 8;

8.15	Property Undamaged. The Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Property as security for the Loan or the use for which the premises was intended;

8.16	Collection Practices; Escrow Deposits. The servicing and collection practices used with respect to the Loans have been in accordance with (a) the terms of the Note and the Security Instrument, (b) any and all requirements of all federal, state and local laws, including, without limitation, laws with respect to vacancy notices, usury, consumer credit protection, privacy or disclosure and (c) the reasonable and customary servicing practices of prudent secured lending institutions that service loans secured by real estate which are of the same type as the Loans in the jurisdiction where the Property is located.

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8.17	No Condemnation. There is no proceeding pending or threatened for the total or partial condemnation of the related Property;

8.18	Insurance. The Property securing each Loan is insured, with Borrower as the insured and Seller and its successors and assigns as lender/mortgagee, loss payee and/or additional insured, by an insurer reasonably acceptable to Purchaser against loss by fire and such hazards as are covered under a standard “all risk” extended coverage endorsement or policy, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Property and (b) the unpaid principal balance of the Loan. If upon origination of the Loan, the improvements on the Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (x) the outstanding principal balance of the Loan, (y) the full insurable value and (z) the maximum amount of insurance which was available under the Flood Disaster Protection Act, as amended; and the Security Instrument obligates the Borrower thereunder to maintain all such insurance at the Borrower’s cost and expense and the Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

8.19	No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Property in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller’s knowledge nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

8.20	Advancement of Funds by Seller. Neither Seller nor any affiliate of Seller has advanced any funds for or on behalf of a borrower under a Note for any delinquent payment or to otherwise make funds available to any such borrower to avoid or cure a default by such borrower under the documents evidencing its Loan;

8.21	Modification. If applicable, the terms of any modification with respect to such Loan have been accurately disclosed to Purchaser;

8.22	Litigation. Such Loan is not subject to any outstanding litigation;

8.23	No Defaults. There is no default in the payment obligations of Borrower under the Note and Security Instrument, and, to Seller’s knowledge, there is no other default by Borrower under the Note and the Security Instrument;

8.24	Miscellaneous Taxes. All intangible, mortgage, documentary stamp taxes and charges, and other similar charges due and payable in connection with the Loan and the execution and recording (as applicable) of the Security Instrument have been paid in full; and

8.25	No Residential Loan. No Loan is (i) a residential mortgage loan, (ii) for personal, household or family purposes, (iii) secured by property which is occupied by or used as a dwelling for the borrower (or guarantor, as applicable) thereunder or any affiliate or family member of the borrower (or the guarantor, as applicable), or (iv) to individuals or natural persons. Seller has provided Purchaser with copies of any Non-Owner Occupancy Certificates executed by Borrowers for the Loans and Seller has executed a Non-Owner Occupancy Certificate in favor of Purchaser regarding each Loan, in the form attached hereto as Exhibit “E”.

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8.26	Underwriting and Origination. Seller has originated each Loan and underwritten each Property and Loan in accordance with the Underwriting and Origination Guidelines attached as Schedule 3 to the Confirmations for each Loan.

It is understood and agreed that the representations and warranties set forth in Section 5 and Section 8 shall survive the sale and delivery of the Loans to Purchaser and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement.

SECTION 9.           Repurchase. If Purchaser discovers that a breach of any representation or warranty contained in Section 5 or 8 has occurred (a “Breach”), Purchaser shall have the right, by providing written notice to Seller, to cause Seller to repurchase the affected Loans from Purchaser. Such notice from the Purchaser shall be accompanied by reasonable documentation, to the extent in the possession of Purchaser, to enable the Seller to determine the validity of Purchaser’s assertion. Notwithstanding the foregoing, Seller shall have 10 days to cure any Breach. This cure period will commence upon the date of Purchaser’s written notice to Seller of the related Breach. In the event a Breach is not cured within such 10 day period, at Purchaser’s option, the affected Loan shall be repurchased by the Seller within 10 days of the expiration of such 10 day period. Unless otherwise set forth in the related Confirmation, the repurchase price shall be equal to (a) 110% of the Purchase Price paid to Seller by Purchaser, less (b) any amounts received by the Purchaser which reduce the outstanding principal amount of the respective Loan.

Upon completion of such repurchase by Seller, Purchaser and Seller shall arrange for the reassignment of the repurchased Loan to the Seller and the delivery to Seller of any documents held by Purchaser or its custodian relating to the repurchased Loan. In the case of any lien for which an assignment from Seller to Purchaser has been recorded prior to repurchase, Purchaser shall within 10 calendar days of the repurchase provide an executed assignment from Purchaser to Seller. Seller shall pay any reasonable and necessary recording costs in connection with recording such reassignment.

SECTION 10.         Indemnification.

10.1	In addition to any repurchase and cure obligations of Seller, and any and all other remedies available to the Purchaser under this Agreement, Seller shall indemnify and hold harmless Purchaser and Purchaser’s successors, assigns or other designees, including, without limitation, any subsequent holder of any Note, against all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorney’s fees, judgments, and any other costs, fees, and expenses resulting from any act or failure to act or any breach of any warranty, obligation, representation, or covenant contained in or made pursuant to this Agreement by Seller or any agent, employee, representative or officer of the Seller. The indemnification obligations of Seller hereunder shall survive the termination of this Agreement.

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10.2	Purchaser shall indemnify and hold harmless Seller against all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorneys’ fees, judgments, and any other costs, fees, and expenses resulting from any grossly negligent, intentional or fraudulent act or failure to act or any grossly negligent, intentional or fraudulent breach of any warranty, obligation, representation, or covenant contained in or made pursuant to this Agreement by Purchaser or any agent, employee, representative or officer of Purchaser. The indemnification obligations of Purchaser hereunder shall (a) not extend to consequential damages and (b) survive the termination of this Agreement.

SECTION 11.         Intentionally Omitted.

SECTION 12.         Costs. Each party will pay the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement; provided, that Seller shall pay all legal fees of Purchaser associated with any approval of any Loan by any entity providing any financing to Purchaser. Seller shall be responsible for, and shall bear all escrow, title and closing expenses associated with the closing of the transaction contemplated hereunder, including, without limitation, the recordation of any assignments of Security Instrument from Seller to Purchaser, issuance of endorsements to the Title Insurance Policy obtained by Seller in connection with the Loan, escrow/sub-escrow charges and any costs or expenses of Purchaser associated with any approval of any Loan by any entity providing any financing to Purchaser, in each case in accordance with the terms set forth in the closing escrow letter agreed on by Purchaser and Seller and provided to the title company handling the closing of the purchase of such Loan. Each party shall pay any fees or commissions due to a broker or anyone else who might be entitled to any such fee or commission in connection with the transactions contemplated herein which has been engaged by such party.

SECTION 13.         Notices. All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the address stated in the introduction to this Agreement or (b) transmitted by facsimile transmission with acknowledgment, to the appropriate party hereto at the facsimile number address provided by the other party to this Agreement. Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt or other evidence of receipt). Either party may change its address for subsequent notices with no less than 30 days’ prior written notice to the other party.

SECTION 14.         Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

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SECTION 15.        Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile, except for the Assignment and any other instrument intended to be recorded. The parties intend that faxed signatures and electronically imaged signatures on instruments signed by the parties such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 16.         Place of Delivery; Governing Law; Venue. This Agreement shall be deemed to have been made in the State of Texas. This Agreement shall be construed in accordance with the laws of the State of Texas. The parties hereby agree that all disputes arising hereunder shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the County of Dallas, Texas.

SECTION 17.         Further Assurances. Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to affect the purpose and carry out the terms of this Agreement.

SECTION 18.         Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. This Agreement may not be assigned by Seller, in whole or part, without the prior written consent of Purchaser, which consent shall be granted or withheld in Purchaser’s sole and absolute discretion.

SECTION 19.        No Oral Modification. Neither this Agreement, nor any provision hereof may be changed, amended, modified, waived, discharged or terminated orally, but only by a written agreement signed by both Seller and Purchaser.

SECTION 20.         Interpretation. For all purposes of this Agreement, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement. Except as expressly otherwise provided herein or unless the context otherwise requires, for purposes of this Agreement the words “herein,” “hereto,” “hereof” and “hereunder” and other words of similar effect shall refer to this Agreement as a whole and not to any particular provisions.

SECTION 21.         Confidential Information. Seller and Purchaser each shall, and shall cause those of its respective directors, officers, partners, members, employees, attorneys, accountants, and professional advisors who have access to this Agreement to, keep confidential and not disclose the terms of this Agreement without the express written consent of the other party, unless such disclosure shall be required in any report or statement to any governmental regulatory body claiming jurisdiction over Seller or Purchaser, as the case may be, or in response to any summons or subpoena, or in connection with any litigation, or pursuant to any law, order, regulation, or ruling applicable to Seller or Purchaser, as the case may be. In the event that either Seller or Purchaser is requested pursuant to, or required by, law, regulation, legal process, or regulatory authority to disclose any terms of this Agreement, such Person agrees that it will provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy, to consult with the other party with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. Each of the parties shall, with respect to all Loans, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLBA”) and any applicable state and local privacy laws pursuant to the GLBA for financial institutions and applicable state and local privacy laws.

12

SECTION 22.         Exhibits. The exhibits to this Agreement are hereby incorporated into and made a part hereof and are an integral part of this Agreement.

SECTION 23.         Attorneys’ Fees. In the event of any action or litigation between Purchaser and Seller seeking enforcement or interpretation of any of the terms and conditions to this Agreement, or otherwise in connection with the Loan, the prevailing party in such action or litigation, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

SECTION 24.        No Obligation to Provide Volume/Termination. The Parties acknowledge nothing in this Agreement obligates Seller to sell, or Purchaser to acquire, any particular volume of Loans. This Agreement shall commence on the date first above written, and terminate on [_____ __, 20___]. Thereafter, the Agreement will extend automatically annually until the next succeeding December 31 unless terminated earlier by (a) either Party, if a termination is ordered or required by any state or federal agency, to be effective promptly upon either Party’s notification or receipt of such order or requirement; or (b) by a Party, upon 30 days advance written notice to the other Party. Upon termination, neither Party will have any further obligation under this Agreement with respect to Loans not yet acquired by Purchaser; however, all obligations of each Party will continue in full force and effect with respect to Loans acquired by Purchaser from Seller hereunder.

SECTION 25.         Entire Agreement. This Agreement, including the exhibits attached hereto and incorporated herein and the documents incorporated therein, constitute the entire Agreement and understanding between the parties, and integrates all prior discussions between the parties related to its subject matter. To the extent any conflict exists between this Agreement and any prior agreement between the parties, the terms and conditions of this Agreement will control. Except as otherwise set forth herein, no modification of any of the terms herein will be valid unless in writing and signed by an authorized representative of each party.

SECTION 26.         Survival. The agreements that are stated herein to survive the Closing Date shall not merge into the documents executed and delivered at Closing but instead shall be independently enforceable. The provisions of this Section 26 shall survive the Closing.

SECTION 27.          Time of the Essence. Time is of the essence for all the terms and provisions of this Agreement.

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SECTION 28.         Independent Review: Joint Authorship. Each of the parties has actively participated in the negotiation and drafting of this Agreement and the documents required hereunder and each has received independent legal advice from attorneys of its choice with respect to the advisability of making and executing this Agreement and such other documents or waived its right to do so. In the event of any dispute or controversy regarding authorship of this Agreement or any related documents, Seller and Purchaser shall be conclusively deemed to be the joint authors of this Agreement and all such other documents and no provision of this Agreement or any such other document shall be interpreted against a party by reason of authorship.

SECTION 29.         No Third Party Beneficiaries. The provisions of this Agreement are not intended to benefit any Person not a party hereto.

SECTION 30.        Waiver of Trial by Jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

14

IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective authorized officers as of the date first above written.

SELLER:		PURCHASER:

Groundfloor Finance, Inc.		HARVEST RESIDENTIAL LOAN ACQUISITION, LLC

By:	/s/ RICHARD PULIDO	By:	/s/ Noah Martin

Name:	RICHARD PULIDO	Name:	Noah Martin

Title:	SVP	Title:	CIO

Signature Page for Loan Purchase Agreement

EXHIBIT “A”

FORM OF CONFIRMATION

[Insert Date]

VIA

Attention:

Re:	Trade Confirmation (“Confirmation”): Sale by____________________ (the “Seller”) to HARVEST RESIDENTIAL LOAN ACQUISITION, LLC (the “Purchaser”) of Loan(s)

Ladies and Gentlemen:

This Confirmation confirms the agreement between Seller and Purchaser pursuant to which the Seller has agreed to sell, and the Purchaser has agreed to purchase, the loan(s) designated by Purchaser and identified on the Loan Schedule below (the “Loan(s)”), as whole loans with no rights retained by Seller, subject to the terms set forth herein. The Loan(s) will be sold pursuant to that certain Loan Purchase Agreement, dated as of _________ __, 20___, between the Seller and the Purchaser (the “Purchase Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

On the Closing Date, the Seller hereby agrees to sell the Loan(s) in exchange for the Purchase Proceeds (defined below) pursuant to the terms and conditions set forth in the Purchase Agreement. For purposes of the Loans to be sold pursuant to this Confirmation, the following terms shall apply:

Loan Schedule

Loan No. _______ : Loan evidenced by that certain Promissory Note dated ______ in the original face amount of $_______ and executed by ____________ in favor of Seller

Closing Principal Balance:	$[TBD]

Purchase Price Percentage:	$[TBD]

Additional Fees:	$[TBD]

Purchase Price:	$[TBD]

ReHab Holdback:	$[TBD]

Closing Date:	[DATE] or such other date as agreed to by the parties.

Servicing Retained/Released:	[Released]

Exhibit “A” - 1

This Confirmation and the Purchase Agreement constitute the entire agreement relating to the subject matter hereof between Purchaser and Seller and supersede any prior oral or written agreement between the parties. This Confirmation may only be amended by a written document signed by both parties. This letter shall be governed in accordance with the laws of the State of Texas.

Please acknowledge your agreement to the terms and conditions of this Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. This letter agreement may be signed in any number of counterparts and electronic signatures shall be deemed valid and binding to the same extent as the original.

SELLER:	PURCHASER:

[_______________________________]	HARVEST RESIDENTIAL LOAN ACQUISITION, LLC

By:	By:

Name:	Name:

Title:	Title:

Exhibit “A” - 2

EXHIBIT “B”

CONTENTS OF LOAN FILE

With respect to each Loan, the “Loan File” shall include all documents, instruments or agreements relating to such Loan, including, without limitation, each of the following items:

A.           All documents, instruments or agreements required by the Underwriting and Origination Guidelines provided by Purchaser to Seller and applicable requirements of law to be executed and/or delivered by or to the related borrower on the origination date of such Loan;

B.           Any documents, instruments, reports (including any title reports, title commitments, credit reports or environmental reports), verifications, confirmations, statements, appraisals, applications, surveys, tax returns, certifications, analyses or other records delivered to Seller by the related borrower or prepared by Seller or any agent of Seller in connection with the evaluation and underwriting and origination of the related borrower or the related Property or the evaluation and appraisal of the related Property; and

C.           Each of the following:

1.          Note. The original Note, executed by Seller and endorsed, “Pay to the order of ______________ or via an appropriate Allonge in the form set forth as Exhibit “D” hereto.

2.          Security Instrument. With respect to each Loan, the original Security Instrument, with evidence of recording thereon; provided, that if the original Security Instrument has been delivered for recording to the public recording office of the jurisdiction in which the Property is located but has not yet been returned to Seller by such recording office, Seller shall, (i) provide to Purchaser a certified copy of the Security Instrument, and (ii) when the original Security Instrument becomes available promptly deliver to Purchaser the original of such Security Instrument, with evidence of recording thereon.

3.          Assignment of Security Instrument. With respect to each Loan, the original Assignment of Security Instrument to Purchaser, which assignment shall be in the form attached hereto as Exhibit “C” and acceptable for recording (the “Assignment of Security Instrument”).

4.          Intervening Assignments. With respect to each Loan, originals of all intervening Assignments of Security Instrument, with evidence of recording thereon; provided, that if any original intervening Assignment of Security Instrument has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Property is located but has not yet been returned to Seller by such recording office, Seller shall (i) provide to the Purchaser a conformed copy of such Assignment of Security Instrument and when the original intervening Assignment of Security Instrument becomes available, deliver to Purchaser the original of the same, with evidence of recording thereon.

Exhibit “B” - 1

5.          Title Policy. A final Title Policy or final Attorney’s Opinion (the “Policy”) issued in connection with the Loan, or if such Policy has been lost, a photocopy of such Policy. To the extent the Policy is not yet available, a preliminary Policy issued in connection with the Loan, together with title instructions given to the respective title company describing in detail the final Policy to be provided to the Purchaser. Purchaser shall be provided evidence satisfactory to Purchaser that Purchaser is properly insured by the Policy.

6.          Additional Documents. Originals or copies of all assumption, extension, release, modification agreements and guaranties executed in connection with the Loan, including, without limitation, each document set forth on Schedule 1 to this Exhibit “B”.

Exhibit “B” - 2

SCHEDULE 1

BORROWER DOCUMENTS

____ Loan Application (inclusive of both SSN and EIN)

____ Credit Report for borrower(s)

____ Business Tax Returns (most recent 1 year)

____ Principal Tax Returns (most recent 1 year)

____ Track record report (Buy/Sell HUD Statements or Rental History)

____ Principal Balance Sheet (Personal Financial Statement)

____ Most recent 90 days Personal Bank Statements

____ Most recent 90 days Business Bank Statements

____ Borrower Operating Agreement

____ Articles of Incorporation/Organization or Certificate of Formation

____ Borrower Balance Sheet

Exhibit “B” - 3

SCHEDULE 2

PROPERTY DOCUMENTS

____ Purchase/Sales agreement, if applicable

____ Proof of Acquisition (if refinance)

____ Copy of Title Commitment and Title Insurance Policy

____ Copy of Final HUD-1

____ Appraisal (color copy)

____ Warranty Deed showing transfer of property to Borrower, if applicable

____ Proof of hazard insurance (certificates evidencing policies)

____ Flood Certification

____ Flood Insurance, if applicable

____ Original Note

____ Original Allonge

____ Original Guaranty(s)-(notarized)

____ Original Certificate of Business Purpose

____ Original Non-Owner Occupancy Certificate

____ True Certified Copy of Mortgage or Deed of Trust or Deed to Secure Debt (notarized)

____ Original Assignment of Security Instrument - (notarized)

____ FIRPTA Certification

Exhibit “B” - 4

SCHEDULE 3

UNDERWRITING AND ORIGINATION GUIDELINES

[ATTACHED]

Exhibit “B” - 5

EXHIBIT “C”

FORM OF ASSIGNMENT OF SECURITY INSTRUMENT

[Note: To be revised based on the laws of the applicable jurisdiction]

Record and Return to:

___________________________________

Attention: ___________________________

___________________________________

___________________________________

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

ASSIGNMENT OF [MORTGAGE] [DEED OF TRUST] [DEED TO SECURE DEBT], NOTE, AND OTHER LOAN DOCUMENTS

(HEREINAFTER THE “ASSIGNMENT”)

In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ___________________, a __________________, having an address at ________________________________________ (“Assignor”), does hereby grant, bargain, sell, convey, assign and set over unto HARVEST RESIDENTIAL LOAN ACQUISITION, LLC, a Delaware limited liability company, having an address at 777 Third Avenue, Suite 19B, New York, NY 10017 (“Assignee”), without recourse, except as may be provided in that certain Loan Purchase Agreement between Assignor and Assignee dated _____________________, 20___ (the “Loan Purchase Agreement”), all of the right, title and interest of Assignor in and to:

1.	That certain _____________________________________________ described in Schedule I hereto (the “Security Instrument”);

2.	The note(s) and other agreements evidencing the indebtedness and/or the obligation(s) secured by the Security Instrument; and

3.	Any and all other documents, instruments and files evidencing, securing and/or relating to the indebtedness and/or obligations secured by the Security Instrument.

This Assignment is made without representation, recourse or warranty by Assignor, except as may be provided in the Loan Purchase Agreement.

IN WITNESS WHEREOF, the Assignor by its duly authorized officers has caused this Assignment to be duly executed, sealed, acknowledged and delivered.

Exhibit “C” - 1

Effective as of ________________________

ASSIGNOR:

______________________________,
a______________________________

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE-SPECIFIC ACKNOWLEDGMENT]

Exhibit “C” - 2

SCHEDULE 1

DESCRIPTION OF THE SECURITY INSTRUMENT

That certain __________________ made by ___________________, a __________________, in favor of __________________________, ____________________, 20___, in Book ________, at Page ___________, in the real estate records of ___________ County, ___________, and covering the premises described on Exhibit “A” hereto.

Exhibit “C” - 3

EXHIBIT “A”

LEGAL DESCRIPTION

[INSERT]

Exhibit “C” - 4

EXHIBIT “D”

FORM OF ALLONGE

ALLONGE

LOAN NAME: ________________

LOAN NO: ___________________

THIS ALLONGE IS AN ENDORSEMENT TO BE ATTACHED TO AND MADE A PART OF THAT CERTAIN PROMISSORY NOTE (TOGETHER WITH ANY AND ALL ADDENDA, RIDERS, EXHIBITS, SUPPLEMENTS, AMENDMENTS, SCHEDULES AND ATTACHMENTS) IN THE PRINCIPAL AMOUNT OF $[__________], DATED [DATE OF NOTE], FROM [BORROWER, A _____________], IN FAVOR OF [________________________], A [____________________].

PAY TO THE ORDER OF HARVEST RESIDENTIAL LOAN ACQUISITION, LLC, A DELAWARE LIMITED LIABILITY COMPANY WITHOUT RECOURSE, representation or warranty of any kind, express or implied, except to the extent provided in the LOAN PURCHASE AGREEMENT, dated as of [___________________________], by and among [_____________________], as seller, and HARVEST RESIDENTIAL LOAN ACQUISITION, LLC, as buyer. THIS ALLONGE SHALL RUN TO THE SUCCESSORS AND ASSIGNS OF THE PAYEE HEREUNDER.

DATED AS OF: _______________________

______________________________,
a______________________________

By:
Name:
Title:

Exhibit “D” - 1

EXHIBIT “E”

NON-OWNER OCCUPANCY CERTIFICATE

Date:	[_____________________], 20[___]

Borrower:	[_________________]

Property:	[_________________] [_________________] more particularly described on the attached Exhibit “A”

Lender (Seller):	[_________________], a [_________________]

Lender’s Address:	[_________________] [_________________]

I, [__________], the guarantor and/or other representative of Borrower (“Sponsor”) of the loan from Lender, and the [President] of [_____________], a [____________], the borrower (“Borrower”) of such loan, and I, [____________], the [President] of [___________], a [________________], the lender of such loan (“Seller”), each being duly sworn, depose, certify, and say to HARVEST RESIDENTIAL LOAN ACQUISITION, LLC, a Delaware limited liability company (“Purchaser”) and its successors and assigns:

1.	The purpose of this loan is for business and/or commercial purposes only. The loan is not for my personal, family, or household use.

2.	The property or properties identified in Exhibit “A” (the “Loan Property”) are not my/our principal residence or second home. The Loan Property is an investment to be rehabilitated and then sold.

3.	I do not and do not intend to occupy, reside on, use in any personal manner, or claim the Loan Property as a business, residence homestead, my principal residence or as a second home now or in the future.

4.	I disclaim all homestead right, interest, and exemption related to the Property.

My signature hereto also certifies to Purchaser and confirms my agreement and understanding that (i) the Loan is not and will not be a “residential mortgage loan”, (ii) the Loan is not and will not be used for personal, household or family purposes, (iii) the Property is not and will not be occupied by or used as a dwelling for the undersigned or any affiliate or family member thereof, and (iv) Borrower is not and will not be an individual or natural person. This Certification is made to induce Purchaser to acquire the Seller’s rights as lender in the Loan.

Exhibit “E” - 1

I UNDERSTAND THAT FAILURE TO COMPLY WITH THE REQUIREMENTS IN THE LOAN DOCUMENTS REGARDING OCCUPANCY OF THE LOAN PROPERTY WILL PLACE ME IN BREACH OF THE LOAN DOCUMENTS ENTERED INTO WITH LENDER. UPON BREACH, LENDER MAY EXERCISE ANY AND ALL REMEDIES FOR BREACH OF CONTRACT/COVENANTS UNDER THE LOAN DOCUMENTS. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, REQUIRING IMMEDIATE PAYMENT IN FULL OF THE REMAINING INDEBTEDNESS UNDER THE LOAN TOGETHER WITH ALL OTHER SUMS SECURED BY THE LOAN DOCUMENTS, AND EXERCISE OF POWER OF SALE OR OTHER APPLICABLE FORECLOSURE REMEDIES, UNDER THE LOAN DOCUMENTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES BEGIN ON FOLLOWING PAGE]

Exhibit “E” - 2

LENDER/SELLER:

Name:

STATE OF ______________	§
§
COUNTY OF ____________	§

Sworn to (or affirmed) and subscribed before me this day by ____________________________.

Date: ________________

Official Signature of Notary

______________________, Notary Public
Notary’s Printed or Typed Name

My Commission Expires: ____________

(Official Seal)

Exhibit “E” - 3

SPONSOR:

Signer 2:

STATE OF ______________	§
§
COUNTY OF ____________	§

Sworn to (or affirmed) and subscribed before me this day by ____________________________.

Date: ________________

Official Signature of Notary

______________________, Notary Public
Notary’s Printed or Typed Name

My Commission Expires: ____________

(Official Seal)

Exhibit “E” - 4

BORROWER:

Signer 1:

STATE OF ______________	§
§
COUNTY OF ____________	§

Sworn to (or affirmed) and subscribed before me this day by ____________________________.

Date: ________________

Official Signature of Notary

______________________, Notary Public
Notary’s Printed or Typed Name

My Commission Expires: ____________

(Official Seal)

Exhibit “E” - 5

EXHIBIT “A”

LEGAL DESCRIPTION

[ATTACHED]

Exhibit “E” - 6